Exhibit 32.1

CERTIFICATION PURSUANT TO 18

U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of St. John Knits International, Incorporated (the “Company”) on Form 10-Q for the period ending August 3, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kelly Gray, Co-Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ KELLY GRAY

Kelly Gray Co-Chief Executive Officer October 14, 2003